PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (the “Agreement”) is entered into on September 25, 2013 (the “Effective Date”) by and between Intergraph Corporation, a Delaware corporation with offices at 19 Interpro Road, Madison, AL 35758 (the “Seller”) and Vantage Point Technology, Inc., a Delaware corporation with offices at 2331 Mill Road, Suite 100, Alexandria, VA 22314, of (the “Purchaser”) (each a “Party” and collectively the “Parties”). The Parties hereby agree as follows:

1.	Background

1.1	Seller is the sole and exclusive owner of the Patents (defined below).

1.2	Seller wishes to sell to Purchaser all right, title and interest in the Patents and any and all rights associated therewith.

1.3	Purchaser wishes to purchase from Seller all right, title and interest in the Patents and any and all rights associated therewith.

2.	Definitions

2.1
“Affiliate” means, with respect to any Person, any Entity in any country that controls, is controlled by or is under common control with such Person at the Effective Date or later. The term “control” means possession directly or indirectly of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of more than fifty percent (50%) of the voting equity interests of an entity shall be deemed to be control.  Seller Affiliates include all Persons who are ultimately controlled by Hexagon AB and listed on Exhibit I hereto.

2.2
“Assigned Patent Rights” means all right, title and interest in the Patents and (a) all causes of action (whether currently pending, filed, or otherwise) and other enforcement rights under the Patents including, without limitation, all rights to sue, to countersue and to pursue damages, injunctive relief, and any other remedies of any kind for past, current and future infringement of the Patents; and (b) as of the Effective Date, all rights to recover and collect settlement arrangements, license payments (including lump sum payments), royalties and other payments with respect thereto, under or on account of any of the Patents or any of the foregoing; and (c) any and all privileges, including the benefit of all attorney-client privilege and attorney work product privilege relating to the Patents.

2.3
“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

2.4	“Executed Assignment” means an executed original of the Patent Assignment Agreement in Exhibit B.

2.5
“Patents” means each and all of the patents and patent applications listed on Exhibit A hereto,  all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals, priority applications and divisions of such patents, and any patents or patent applications which correspond to or claim priority to any of the foregoing to the extent owned by Seller or its Affiliates, and all foreign counterparts of the foregoing to the extent owned by Seller or its Affiliates, whether or not listed on Exhibit A.  For avoidance of doubt, Purchaser acknowledges that Seller is the owner of many additional patents and reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of such additional patents (collectively "Seller Patents"), which are not related to the Patents (i.e., they are not reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals, priority applications and divisions of the patents and patent applications listed on Exhibit A, nor do they correspond to or claim priority to any of the foregoing, or constitute foreign counterparts of the foregoing), Such Seller Patents are not included in this Section 2.5.  All such Seller Patents are the property of Seller (as defined herein), and shall remain the sole and exclusive property of Seller.

2.6	“Person” means any individual or Entity.

3.	Document Delivery; Consideration and Reports

3.1
Document Delivery.  Within fourteen (14) days following the Effective Date, Seller shall send to Purchaser, via Federal Express, other reliable overnight delivery service, electronic mail or by hand delivery, the originals or copies of the patent prosecution files and all other documents, communications and files (electronic or otherwise) relating to the Assigned Patent Rights in possession or control of Seller and its agents, counsel and related parties that pertain to the ownership, prosecution, maintenance and enforcement of the Patents, including, but not limited to those documents listed on the Document Request Form attached hereto as Exhibit C (collectively, the “Documents”) and, in addition, will sign the affidavit attached to the Document Request Form as Attachment 1 or, alternatively, the affidavit attached to the Document Request Form as Attachment 2.

3.2
Exclusivity. In consideration of the Purchaser’s due diligence investigation of the Patents, the Seller agrees that, during the period between the Effective Date and the Closing Date (as defined below), Seller shall not discuss, negotiate or pursue with any third parties any offers or proposals with respect to or otherwise relating to any of the Patents.

3.3
Additional Consideration for the Patents. In consideration for the Patents and subject to the consummation of the Closing (as defined below), Seller shall be entitled, in addition to the other consideration to which Seller is entitled herein, a non-refundable cash payment of six hundred thousand U.S. Dollars ($600,000.00) payable upon Closing by wire transfer to the accounts identified in Exhibit D).

4.	Transfer of Patents and Additional Rights

4.1
Assignment of Patents.  Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to the Assigned Patent Rights and at Closing will provide Purchaser with the Executed Assignment for the Assigned Patent Rights.

4.2
Additional Patents. Seller hereby represents and warrants to Purchaser that the only patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals, priority applications, and divisions of the Patents and patents and patent applications that claim priority to any of the foregoing and that are owned by Seller or its Affiliates are listed on Exhibit A, including any foreign counterparts thereof. In the event that Purchaser discovers, at any time, any patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and/or divisions of the Patents or patents and patent applications that claim priority to any of the foregoing, or any foreign counterparts thereof, or any application providing priority for the foregoing that are owned by Seller or its Affiliates (the “Additional Patents”), then the Additional Patents shall be sold, including by transferring, assigning and setting over, to Purchaser, all right, title and interest thereto, for no additional consideration, and the Additional Patents shall be deemed “Patents”, as applicable, under this Agreement, for all intents and purposes. In such event, the Parties shall sign an amended Exhibit A to add the Additional Patents thereto and in the event that Purchaser’s notification to Seller is subsequent to the Closing, then the Parties shall conduct a subsequent closing and the provisions of Section 5.1 shall apply to the sale, assignment transfer and setting over to Purchaser of the Additional Patents, mutatis mutandis.

4.3
Non-Assumption of Liabilities. It is expressly understood and agreed that Purchaser shall not be liable for and hereby disclaims any assumption of any of the obligations, claims or liabilities of Seller and/or its Affiliates and/or of any third party of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Assigned Patent Rights prior to the assignment and sale thereof to Purchaser.

5.	Closing and Additional Obligations

5.1
The closing of the purchase and sale of the Assigned Patent Rights (the “Closing”) shall take place on a mutually agreeable date not later than the later of: (i) three (3) business days after the Effective Date; or (ii) September 20, 2013 (the “Closing Date”), unless otherwise terminated pursuant to Section 5.1.2 (c) hereof.

5.1.1
At the Closing, Seller shall execute and deliver to Purchaser the Executed Assignment and a copy of any and all corporate approvals required (if any) in order to execute, deliver and perform this Agreement and the transactions contemplated hereunder.

5.1.2	The obligation of Purchaser to consummate the Closing is subject to the following conditions, unless waived by Purchaser:

(a)	Seller shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)	the representations and warranties of Seller contained in this Agreement shall be true at and as of the Closing, as if the Closing was substituted for the date in such representations and warranties;

(c)
all corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been performed by Seller, all documents and instruments incident to such transactions, required by this Agreement to be provided prior to or on the Closing, and reasonably requested by Purchaser shall be reasonably satisfactory in substance and form to Purchaser and its counsel, shall have been executed and Purchaser and its counsel shall have received counterpart originals or certified or other copies of such documents and instruments as Purchaser or its counsel may reasonably request.

5.2
Inventor Agreements.  Prior to Closing, (i) to the extent any of the inventors are employed by or under contract with Seller, Seller will obtain and deliver to Purchaser the Inventor Consulting Agreements, in the form attached hereto as Exhibit E, signed by each of the inventors under the Patents and (ii) with regard to inventors not currently employed by or under contract with Seller, Seller will make every reasonable effort to cooperate with Purchaser and Purchaser’s counsel in obtaining the executed Inventor Consulting Agreements from such inventors.  For the avoidance of doubt, such inventors shall be reasonably compensated for their assistance, in accordance with the terms of Exhibit E.

5.3
Inventor Oath and Declaration.  Prior to Closing, (i) to the extent any of the inventors are employed by or under contract with Seller, Seller shall obtain and deliver to Purchaser fully executed declarations (“Declarations”) from each inventor under those of the Patents which are, as of the Effective Date, pending before the United States Patent and Trademark Office (a “Pending Patent”), in the form attached hereto as Exhibit F or in another form compliant with 37 CFR 1.63 as in force on the filing date of the Pending Patent and on the Effective Date, in connection with any Pending Patent and (ii) with regard to inventors not currently employed by or under contract with Seller, Seller will make every reasonable effort to cooperate with Purchaser and Purchaser’s counsel in obtaining the executed Declarations from such inventors.  The foregoing shall not apply to any Pending Patent(s) which are reissue applications.  All Pending Patents that are reissue applications will be particularly designated as such by the Seller.

5.4
Further Cooperation.  At the reasonable request of Purchaser, during the period of thirty (30) days following the Closing, Seller will execute and deliver such other instruments and do and perform such other reasonable acts and things as may be necessary for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment and recordation of other such papers for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.

6	Representations; Warranties And Covenants Of Seller

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date:

6.1
Authority.  Seller has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser. The execution and delivery of this Agreement and the related transaction documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement and the other transaction documents have been duly executed and delivered by Seller, and constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

6.2
Non-Contravention.  Seller’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate the corporate documents of Seller or any laws to which Seller is subject, or any agreement or other obligation of Seller or binding upon Seller’s assets or result in the creation or imposition of any mortgage, lien, charge, pledge, security interest, other encumbrance or third party right upon any of the Assigned Patent Rights.

6.3
Title and Contest.  Seller owns all right, title, and interest to the Assigned Patent Rights, including all right, title, and interest to sue for infringement of the Patents. To Seller’s knowledge, no Person other than Seller or its Affiliates, owns any patents, patent applications, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals, priority applications and divisions of the Patents or any patents or patent applications which correspond to or claim priority to any of the foregoing, or any foreign counterparts of the foregoing.

6.4
Inventors. To the knowledge of Seller, the identity of all inventors of the inventions underlying the Patents has been fully disclosed to the U.S. Patent Office as required by U.S. law. The Assigned Patent Rights are free and clear of all liens, claims, pledges, mortgages and security interests, and any similar third party rights. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Patent Rights. Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to the use of any of the Assigned Patent Rights or subject matter disclosed and claimed in the Patents or in connection with the licensing or sale of any of the Assigned Patent Rights to third parties.

6.5
No Joint Development Activity. To the knowledge of Seller, no Patent (i) is the product or subject of any joint development activity or agreement with any third party; (ii) is the subject of any consortia agreement; or (iii) has been financed in whole or in part by any third party.

6.6
Licenses. To Seller’s best knowledge, (i) the Patents are free and clear of all of any licenses, releases, covenants not to sue, waivers of claims, and any other encumbrances or third party rights, other than those identified in Exhibit G (the “Existing Encumbrances”);  (ii) Seller has provided Purchaser with copies of all Existing Encumbrances in redacted form (except for the 3DLAbs license which itself prohibits disclosure) and has fully disclosed to Purchaser the material terms of and Persons party to or holding rights under the Existing Encumbrances in a manner sufficient to permit Purchaser to comply therewith; and (iii) other than the Existing Encumbrances, Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to the use of any of the Assigned Patent Rights or in connection with the licensing or sale of any of the Assigned Patent Rights to third parties.

6.7
Terminal Disclaimers. Except as otherwise listed on Exhibit H, to the best knowledge of Seller there are no terminal disclaimers of any kind related to or affecting any of the Assigned Patent Rights. Exhibit H includes a list of all terminal disclaimers that exist with respect to or that affect the Assigned Patent Rights and provides a description of each such terminal disclaimer, including the subject earlier issued patent(s) and the respective expiration dates thereof.

6.8
Enforcement. Seller has not put a third party on notice of actual or potential infringement of any of the Patents. Seller has not invited any third party to enter into a license under any of the Patents. Seller has not initiated any enforcement action with respect to any of the Patents except for U.S. Patent No. 6,374,329 which has been asserted.

6.9
Patent Office Proceedings.  To Seller’s best knowledge, none of the Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, or that any such proceedings are pending or threatened.

6.10
Prosecution Obligations; Fees.  To Seller’s best knowledge, no actions must be taken by Seller before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) within thirty (30) days of the Closing Date with respect to any of the Assigned Patent Rights. To Seller’s best knowledge, all maintenance fees, annuities, and the like due or payable on the Patents as of thirty (30) days from the Closing Date hereof have been timely paid. For the avoidance of doubt, such timely payment includes payment of registration, maintenance, and renewal fees for which the fee payment window has opened even if the surcharge date is in the future.

6.11
Validity and Enforceability.  To Seller's knowledge, the Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and there are no proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents. Seller does not know of and has not received any notice or information of any kind from any source suggesting that the Patents may be invalid or unenforceable except as asserted by defendants in the litigation involving U.S. Patent No. 6,374,329.

6.12
Compliance with Applicable Law. The Patents are currently in compliance with all legal requirements (including payment of filing, examination and maintenance fees and the filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording such Patents.

6.13
Patent Marking.  To Seller’s best knowledge, no licensee under the Assigned Patent Rights would be required to mark any product or services under the Patents and/or their containers, labels, and/or other packaging with any applicable patent numbers.

6.14
Pending United States Applications.  Except as otherwise listed on Exhibit H, there are no pending US patent applications of any kind which would qualify as a Patent hereunder.  Exhibit H includes a list of all pending US patent applications and the respective confirmation numbers issued by the USPTO therefor.

7	Representations And Warranties and Covenants Of Purchaser

Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date:

7.1	Purchaser is a Delaware corporation.

7.2
Purchaser has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder.

7.3
Purchaser’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any laws to which Purchaser is subject, or any agreement or other obligation directly or indirectly applicable to Purchaser or binding upon Purchaser’s assets.

8	License Back

8.1
License Back to Seller under Patents.  Upon the Closing, Purchaser grants to Seller, its Affiliates and customers of Seller and Seller’s Affiliates (but with respect to such customers, only in their capacity as such), a royalty-free, fully paid up, non-exclusive, non-sublicensable, irrevocable, non-transferable (other than to the extent set forth herein) right and license under the Patents, and for the lives thereof ("Seller License") to practice the methods under and to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any products and services designed, made, sold, offered for sale, imported or distributed by or on behalf of Seller and/or its Affiliates covered by the Patents (the “Covered Products”).  The Seller License shall apply to the reproduction and subsequent distribution of Covered Products under Seller's or any of its Affiliates' trademarks and brands, in substantially identical form as they are distributed by Seller and any of its Affiliates, by authorized agents of Seller and its Affiliates such as a distributor, replicator, value added reseller or OEM.  The Seller License, as to any Affiliate of Seller, will terminate as to such Affiliate if and when such Affiliate ceases to meet the requirements of being an Affiliate of Seller, except as provided in Section 8.2.  The Seller License does not allow the Seller (which will include each of its Affiliates) to become a foundry for any third person or otherwise act with the intent to provide any person the benefit of its rights under the Seller License. The Seller License will terminate for an entity that has or receives the Seller License (e.g., Seller, a Seller Affiliate, a customer, a Permitted Transferee, etc.) if and at such time as such entity asserts any claim related to the Assigned Patent Rights (except in response to an assertion of the Patent), including, but not limited to a declaratory judgment, against Purchaser or its Affiliates, or if and at such time as such entity violates a material term of the Seller License.  Termination of the Seller License for said entity shall not cause termination of the Seller License for any other entities (Seller, Seller Affiliates, customer, Permitted Transferee).

8.2
Limitation on Transferability of Seller License.  Notwithstanding anything to the contrary herein, the Seller License may be transferred by Seller and by each Seller Affiliate to a transferee that is either (a) the purchaser of all or substantially all of the operating assets (other than cash) of Seller or such  Seller Affiliate, or (b) the successor of Seller or such Seller Affiliate in connection with a merger involving the sale of all, or substantially all, of the outstanding capital stock of Seller or the relevant Affiliate (the transferee in (a) and (b) a "Permitted Transferee" and the transaction described in (a) or (b), an “M&A Event”); provided that: (i) the Permitted Transferee is not a party to a patent assertion claim or infringement action or suit involving one or more of the Patents prior to the M&A Event, (ii) the Seller License transferred in the M&A Event will apply strictly to the Covered Products that had been commercially released by Seller or the applicable Seller Affiliate prior to the effective date of the M&A Event, and (iii) the Covered Products will not include, and in no event will the Seller License extend to, any other products, processes or services of (x) the Permitted Transferee, (y) any affiliate (other than Seller) of such Permitted Transferee, or (z) any other Person.

8.3
Any transfer of the Assigned Patent Rights by Purchaser, including any transfer between Purchaser’s Affiliates, if any, shall be subject to the Seller License and any such transferee shall be notified in writing about the Seller License.  Subject to compliance by Seller and its Affiliates with the terms and conditions of this Agreement and the Seller License, for as long as this Agreement or the Seller License is in effect, Purchaser shall not assert any Assigned Patent Rights against Seller or Seller Affiliates and customers of Seller and Seller Affiliates with respect to Covered Products (but with respect to such customers, only in their capacity as such) and any and all sales and transfers of the Patents shall be subject to the foregoing undertaking towards Seller and its Affiliates.  Purchaser shall obligate any and all subsequent owners, any entity controlling any of the Patents and exclusive licensees of the Patents to be bound by the Seller License and the provisions of this Section 8.3.

9	Miscellaneous

9.1
Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties will be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

9.2
Assignment. This Agreement may not be assigned by Seller without the prior written consent of Purchaser.  Subject to the terms of this Agreement, Purchaser may assign its rights and obligations hereunder upon the provision of written notice to Seller. Under no circumstances will any assignment be permitted to an entity acquiring Seller through insolvency, bankruptcy, assignment for the benefit of one or more creditors (through foreclosure or any other means) or any similar proceeding, any or all of which shall require the consent of Purchaser.

9.3
Confidentiality of Terms.  The Parties hereto will keep the terms and existence of this Agreement and the identities of the Parties and their Affiliates hereto confidential and will not now or hereafter divulge any of this information to any third party except (a) with the prior written consent of the other Party; (b) with obligations of confidentiality at least as stringent as those contained herein, to a counterparty in connection with a proposed merger, acquisition, sale or license of patents, financing or similar transaction; (c) as otherwise may be required by law or legal process, including in confidence to legal, financial and monetization advisors in their capacity of advising a Party in such matters; (d) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (e) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; (f) by Purchaser, in order to perfect Purchaser’s interest in the Assigned Patent Rights with any governmental patent office (including, without limitation, recording the Executed Assignment in any governmental patent office);  (g) to enforce Purchaser’s right, title and interest in and to the Assigned Patent Rights; or (h) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations; provided that, in (c) through (g) above, (i) the disclosing party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing Party will provide the other Party with at least ten (10) days’ prior written notice of such disclosure.  Notwithstanding the foregoing, Seller may communicate to the customers, vendors, developers, distributors, suppliers, agents, resellers, replicators, and OEM of Seller and its Affiliates, that Seller and its Affiliates are licensed under the Seller License; provided that such communication (y) is limited to the existence of the Seller License and does not include the terms thereof and (z) is subject to obligations of confidentiality at least as stringent as those contained herein. Notwithstanding anything herein, Seller and its Affiliates may disclose the existence (but not the terms) of the Seller License without confidentiality obligations (1) to any third party who alleges that the Covered Products of the Seller or its Affiliate infringe any of the Patents; (2) offers Seller or its Affiliate a license to any of the Patents for Covered Products; or (3) to a third party who acquires any of the Patents.  Notwithstanding the forgoing, the Seller may disclose the terms of the Seller License in Section 8.1 to the Seller’s Affiliates under confidentiality provisions similar to those herein.

9.4
Governing Law; Forum.  This Agreement, its performance and interpretation shall be governed by the substantive law of the State of Texas, USA, exclusive of its choice of law rules.  The competent courts and tribunals situated in Dallas, State of Texas, USA shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this Agreement.

9.5
Notices.  All notices given hereunder will be given in writing, will refer to this Agreement and will be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested) to the address set forth below:

If to Seller	If to Purchaser
Vantage Point Technology, Inc. Address: 2331 Mill Road, Suite 100, Alexandria, VA 22314 Fax: 703 997 7320 Attn: Doug Croxall

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Person to be notified.  Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change in accordance with this Section.

9.6
Relationship of Parties. The Parties are independent contractors and not partners, joint venturers, or agents of the other. Neither Party assumes any liability of or has any authority to bind, or control the activities of, the other.

9.7
Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

9.8
Waiver.  Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

9.9
Miscellaneous.  This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  Neither of the Parties will be bound by any conditions, definitions, warranties, obligations (including obligations to prosecute any of the Patents), understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement.  No amendments or modifications will be effective unless in writing and signed by authorized representatives of both Parties.  The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled “The Patents”); Exhibit B (entitled “Patent Assignment Agreement”); Exhibit C (entitled “Document Request Form”); Exhibit D (entitled “Seller Account Information”); Exhibit E (entitled “Inventor Consulting Agreements”);; Exhibit F (entitled “Oath and Declaration”); Exhibit G (entitled “Existing Encumbrances”); Exhibit H (entitled “Terminal Disclaimers" and “Pending US Applications”); and Exhibit I (entitled “Seller Affiliates”);

9.10
Counterparts; Electronic Signature.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each Party will execute and deliver to the other Party a copy of this Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the Parties acknowledge that Transmitted Copies of this Agreement will be deemed original documents.  “Transmitted Copies” means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

9.11
Limitation of Liability.  Each of Purchaser’s and Seller’s total liability under this Agreement shall not exceed the total amount paid by Purchaser to Seller under this Agreement.  Neither Purchaser nor Seller shall be liable for any consequence or damage arising out of or resulting from the manufacture, use or sale of products under the Patents.  In no event will either Party be liable for any indirect, punitive, special, incidental, or consequential damages in connection with or arising out of this Agreement, or for loss of profits or any other economic loss, however it arises and under any theory of liability, whether in an action for contract, warranty, strict liability, tort (including negligence) or otherwise, regardless of whether the Parties have been advised about the possibility of such damage or loss and notwithstanding the failure of essential purpose of any remedy. In witness whereof, the Parties have caused this Patent Purchase Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

INTERGRAPH CORPORATION on behalf of itself and its Affiliates	VANTAGE POINT TECHNOLOGY, INC.
By: /s/ Anthony P. Zana	By: /s/ Douglas Croxall

Name: Anthony P. Zana	Name: Douglas Croxall
Title: Vice President, General Counsel	Title: CEO

Exhibit A

THE PATENTS

U.S. Patent No. 6,615,233 - Document Transmission
U.S. Patent No. 7,584,330 - Multi-Processor Data Coherency
U.S. Patent No. 6,374,329 - High Availability Super Server
U.S. Patent No. 5,835,095 - Visible Line Processor
U.S. Patent No. 6,185,668 - Speculative Instruction Execution
U.S. Patent No. 6,029,257 - Computer Testing
U.S. Patent No. 6,219,226 - Retractable Access Door
U.S. Patent No. 5,892,654 - Air Flow Apparatus
U.S. Patent No. 6,032,240 - Bypassing Nonpaged Pool Controller
U.S. Patent No. 5,598,115 - Comparator Cell
U.S. Patent No. 5,463,750 - Translating Virtual Addresses

Exhibit B

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Agreement”) is made and entered into this ____ day of_______, 20__ (the “Effective Date”), by Intergraph Corporation, a Delaware corporation , having an address at 19 Interpro Road, Madison, AL 35758 (“Assignor”) and Vantage Point Technology, Inc., a Delaware corporation having and address at 2331 Mill Road, Suite 100, Alexandria, VA 22314 (“Assignee”).

RECITALS

A.              Assignor is the owner of (select as appropriate):

☐the United States Patents set forth on Exhibit A hereto (the “US Patents”);

☐the non-United States patents and applications set forth on Exhibit B hereto (the “Foreign Patents and Applications”);

☐the United States patent applications set forth on Exhibit C hereto (the “US Patent Applications”);

☐the United States provisional patent applications set forth on Exhibit D hereto (the “US Provisional Patent Applications”); and/or which collectively shall be referred to herein as the “Patents”.

B.              Assignor and Assignee have agreed by way of a purchase agreement (the “Purchase Agreement”) dated September 23, 2013, by and between Assignor and Assignee, the terms of which are incorporated herein by reference, that Assignor shall sell, transfer, and assign and set over unto Assignee and Assignee shall accept, all rights, title and interest in and to the Patents as specified in this Agreement.  In the event of any conflict between the terms of this Patent Assignment Agreement and the referenced Purchase Agreement, the terms of the Purchase Agreement shall prevail,

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements in this Assignment, Assignor and Assignee agree as follows:

1.               Assignor does hereby sell, transfer, convey, assign and deliver to Assignee all of Assignor's right, privilege, title and interest in, to and under the Patents and in the case of patent applications in and to any patents that may issue therefrom, including, in all instances, any counterparts of any of the foregoing in any jurisdiction throughout the world, and any and all divisions, continuations, reissues or reexaminations of any of the foregoing, and, further, all applications for industrial property protection, including without limitation, all applications for patents, utility models, copyright, and designs which may hereafter be filed for any inventions described in said Patents in any country or countries, together with the right to file such applications and the right to claim for the same the priority rights derived from the inventions and the Patents under the laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, in each instance the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all claims for damages, royalties, income or other remuneration (hereinafter “Damages”) by reason of past, present and future infringements of the Patents or other rights being assigned hereunder, along with the right to sue for and collect such Damages for the use and benefit of Assignee and its successors, assigns and other legal representatives.

2.               Insofar as this assignment concerns European patents and patent applications, Assignor does hereby declare that it is the owner of said Patents and that Assignor has assigned same, along with all rights and duties appurtenant thereto, to Assignee and agree that the assignment will be recorded in the register with the European Patent Office; and Assignee hereby declares that Assignee has agreed to the assignment of the aforementioned Patents to it and that Assignee will simultaneously apply for recording of the assignment in the register with the European Patent Office.

3.               Assignor hereby authorizes and requests the Commissioner for Patents of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property protection or applications as aforesaid, to issue the same to Assignee and its successors, assigns and other legal representatives in accordance with the terms of this instrument.

4. Assignor agrees that, whenever reasonably requested by Assignee, Assignor will execute all papers, take all rightful oaths, and do all acts which may be reasonably necessary for securing and maintaining the Patents in any country and for vesting title thereto in Assignee, its successors, assigns and legal representatives or nominees.

5. Assignor authorizes and empowers Assignee, its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for the inventions, the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and to invoke and claim such right of priority without further written or oral authorization from Assignor.

6. Assignor hereby acknowledges and agrees that all of the rights, title and interest in and to the Patents sold, transferred, assigned and set over to Assignee hereunder include all income, royalties, damages and payments now or hereafter due or payable with respect thereto, and all causes of action (whether in law or equity) and the right to sue, counterclaim, and recover for the past, present and future infringement of the rights assigned or to be assigned hereunder.

7. Assignor hereby consents that a copy of this Agreement shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document that may be required in any country for any purpose and more particularly in proof of the right of Assignee or nominee to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

IN WITNESS WHEREOF, the Parties have executed this Assignment on the date first above written at ____________________________________________________________________________________.

Assignor: Intergraph Corporation

By:

Name:

Title:

Assignee: Vantage Point Technology, Inc.

By:

Name:

Title:

EXHIBIT A

TO ASSIGNMENT AGREEMENT

Patent	Title
6,615,233	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
7,584,330	Multi-Processor Data Coherency
6,374,329	High-Availability Super Server
5,835,095	Visible Line Processor
6,185,668	Method And Apparatus For Speculative Execution Of Instructions
6,029,257	Apparatus And Method For Testing Computer Systems
6,219,226	Computer Chassis With Retractable Access Door
5,892,654	Apparatus For Improved Air Flow Through A Computer Chassis
6,032,240	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
5,598,115	Comparator Cell For Use In A Content Addressable Memory
5,463,750	Method And Apparatus For Translating Virtual Addresses In A Data Processing System Having Multiple Instruction Pipelines And Separate TLB's

EXHIBIT B

TO ASSIGNMENT AGREEMENT

Patent No.	Appl. No.	Publ. No.	Country	Title
9933435.7	DE1999633435	DE69933435 (T2)	DE	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	EP19990908126	EP1057121 (A1)	EP	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	EP19990908126	EP1057121 (A1)	FR	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	PCT/US99/02989	WO9941683	WO	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	EP19990908126	EP1057121 (A1)	BE	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	EP19990908126	EP1057121 (A1)	NL	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	EP19990908126	EP1057121 (A1)	IT	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	EP19990908126	EP1057121 (A1)	LU	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
1057121	EP19990908126	EP1057121 (A1)	GB	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
	PCT/US97/02571	WO9730399 (A1)	WO	High-Availability Super Server
EP0882266	EP19970908675	EP0882266 (A1)	EP	High-Availability Super Server
69615083.2	DE1996615083T	DE69615083 (T2)	DE	Visible Line Processor
742537	EP19960107058	EP0742537 (A2)	EP	Visible Line Processor
742537	EP19960107058	EP0742537 (A2)	FR	Visible Line Processor
742537	EP19960107058	EP0742537 (A2)	GB	Visible Line Processor

742537	EP19960107058	EP0742537 (A2)	NL	Visible Line Processor
742537	EP19960107058	EP0742537 (A2)	IT	Visible Line Processor
	PCT/US99/04523	WO9946666 (A1)	WO	Computer Chassis With Retractable Access Door
	EP19990908616	EP1062561 (A1)	EP	Computer Chassis With Retractable Access Door
	EP19990911221	EP1062562 (A1)	EP	Computer Expansion System
	PCT/US99/05086	WO9946667 (A1)	WO	Computer Expansion System
	PCT/US97/09138	WO9746066 (A1)	WO	Apparatus For Improved Air Flow Through A Computer Chassis
EP0903065	EP19970926796	EP0903065 (A1)	EP	Apparatus For Improved Air Flow Through A Computer Chassis
DE1997618639T	DE1997618639T	DE69718639 (T2)	DE	Apparatus For Improved Air Flow Through A Computer Chassis
EP0903065	EP19970926796	EP0903065 (A1)	FR	Apparatus For Improved Air Flow Through A Computer Chassis
EP0903065	EP19970926796	EP0903065 (A1)	GB	Apparatus For Improved Air Flow Through A Computer Chassis
EP0903065	EP19970926796	EP0903065 (A1)	BE	Apparatus For Improved Air Flow Through A Computer Chassis
EP0903065	EP19970926796	EP0903065 (A1)	NL	Apparatus For Improved Air Flow Through A Computer Chassis
EP0903065	EP19970926796	EP0903065 (A1)	IT	Apparatus For Improved Air Flow Through A Computer Chassis
EP0903065	EP19970926796	EP0903065 (A1)	LU	Apparatus For Improved Air Flow Through A Computer Chassis
	PCT/US98/23375	WO9924905 (A1)	WO	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
EP1031083	EP19980957531	EP1031083 (A1)	EP	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
DE1998616472T		DE69816472 (T2)	DE	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
EP1031083	EP19980957531	EP1031083 (A1)	FR	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
EP1031083	EP19980957531	EP1031083 (A1)	GB	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory

EP1031083	EP19980957531	EP1031083 (A1)	BE	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
EP1031083	EP19980957531	EP1031083 (A1)	NL	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
EP1031083	EP19980957531	EP1031083 (A1)	IT	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory
EP1031083	EP19980957531	EP1031083 (A1)	LU	Bypassing A Nonpaged Pool Controller When Accessing A Remainder Portion Of A Random Access Memory

EXHIBIT C

TO ASSIGNMENT AGREEMENT
Title	Application Number	Filing Date

NONE

EXHIBIT D

TO ASSIGNMENT AGREEMENT
Appl. No.	Country	Title
60/074,920	US	Apparatus And Method For Transmitting Documents Between A Server Computer And A Client Computer
60/011,979	US	High-Availability Super Server
60/011,932	US	METHOD AND APPARATUS FOR SIGNAL HANDLING ON GTL-TYPE BUSES
60/077,239	US	Computer chassis with retractable access door

EXHIBIT E

TO ASSIGNMENT AGREEMENT
Title	Application Number	Filing Date

Not used

Exhibit C

DOCUMENT REQUEST FORM

______ _____, 2013

_________________
_________________

Attn: _____________

Re: Documents related to the Patents as Listed on Exhibit A to the Proposed Purchase Agreement between Vantage Point Technology, Inc. and Intergraph Corporation

Dear Mr. _______:

Reference is made to the proposed purchase agreement (“Agreement”) between Vantage Point Technology, Inc. (“Purchaser”) and Intergraph Corporation (“Seller”). Defined terms used in this letter are as defined in the Agreement. Purchaser has requested, pursuant to Section 3.1 of the Agreement that Seller deliver the Documents and/or confirm to Purchaser that there are no other Documents in the custody or control of Seller, its agents, counsel or related parties.

“Documents” is defined in Section 3.1 of the Agreement as “the originals of the patent prosecution files and all other documents, communications and files (electronic or otherwise) relating to the Assigned Patent Rights in possession or control of Seller and its agents, counsel and related parties that pertain to the ownership, prosecution, maintenance and enforcement of the Patents.” For purposes of clarification only, and without derogating from the definition set forth in Section 3.1, below is a non-exclusive list of documents that fall within this description.  Pursuant to Section 3.1, Purchaser requests that Seller conduct a thorough and diligent search for all Documents in its custody or control, and that of its agents, counsel or related parties, including, but not limited to, such Documents which are listed below.

1.	File histories including
a.	Prosecution file history for the Patents listed in Exhibit A of the Agreement (“Patents”), including:
i.
If not available from the appropriate Patent Office, File histories of any Patent including current owner of record, jurisdiction where the application/registration is located; and any application number

ii.
If not available from the appropriate Patent Office, File histories of any parent, child or other related patents/applications (i.e. those that claim priority to any  Patent or that any  Patent either claims priority to and/or incorporates by reference) – regardless of whether they are listed in Exhibit A of the Agreement and regardless of whether the related patents are abandoned or alive

iii.	All communications with, by and to prosecution counsel or agent with respect to the Patents
iv.	File-stamped copies of all assignment records for all Patents (including copies of all supporting documentation)
b.
Any prior art references that have been retained in the files or are otherwise known, including whether there are facts, information, or circumstances that would constitute prior art, that would render any of the Patents invalid or unenforceable, or would have a material adverse effect on any pending application for any Patent.

c.	Pre-filing documents such as:
i.	Invention disclosure records
ii.	Inventor notebooks
iii.	Memos, notes, letters, emails etc. requesting that a patent application be prepared
iv.	Memos, notes, letters, emails etc. discussing the decision of whether to file a patent application
v.	Memos, notes, letters, emails etc. discussing or describing any products that the proposed invention relates to
vi.
Documents, including without limitation any memos, notes, letters, emails, presentations, etc. related to or arising from any efforts to create products based on the proposed inventions, relating to the design, development, marketing, sale, offers for sale, public disclosure, or ownership of the products, the proposed inventions and/or patents, including any agreements with third parties (e.g. joint development (or similar) agreements or non-disclosure agreements).

vii.	All documents related to the conception, reduction to practice, or development of the invention.

d.	Post-issuance documents such as:
i.	Ribbon copies of the Patents
ii.	Certificates of correction and related documents (notes, memos etc related to requests for correction)
iii.	Re-examinations; reissues; post grant review/challenges
e.	Memos regarding payment of maintenance fees and/or annuities (including recommendations of whether or not to pay maintenance fees)
2.
Any agreements granting any rights under the Patents (including without limitation any licenses, releases, covenants not to sue or any other grant or right) related to or arising from the Patents and applications (including the related patents and applications described in 1.a.i.)

3.
Any documents discussing enforcement, threatened enforcement, investigation of infringement, licensing (including all offers to license), liens or charges, valuation, granting any rights under any of the claims of the acquired patents (including releases, covenants not to sue or any other grant or right) or other monetization related to or arising from the Patents (regardless of whether they are listed in Exhibit A as described in 1.a.ii. above) including:

a.
Documents that relate in any way to an evaluation of the Patents including without limitation documents that relate to strengths, weaknesses etc. of the enforceability and/or validity of the patents, infringement and/or non-infringement of any specific entity or by industries in general

b.	Documents that relate to the enforceability of the Patents
c.	Documents that relate to the validity of the Patents
d.	Documents that either are, or discuss a damages analysis regarding any of the Patents
4.
Any documents related to marking of patented articles including articles made by Seller that were or should have been marked, and marking requirements (including steps taken to enforce marking requirements) in any agreements identified pursuant to request 2 above

5.	Assignments of the Patents (regardless of whether they are listed in Exhibit A as described in 1.a.ii. above)
6.	Any documents relating to governmental incentives or other programs relating to the technology underlying the Patents.
7.	Names of law firms and/or individual lawyers involved in any of the Patents so that the privileged nature of any produced documents can be determined
8.	Documents related to each named inventor of the Patents including:
a.	Patent Assignments signed by each inventor
b.	Invention Assignments signed by each inventor
9.
A list of any actions that must be taken by the Company within ninety (90) days of the anticipated closing date with respect to the Patents, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

10.
A list of any proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are being or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents

11.
Confirmation in writing that with respect to each Patent, it is currently in compliance with the legal requirements (including payment of filing, examination and maintenance fees and filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording the same with or by such governmental entity, and, if not, the steps required to bring such item into compliance with same

Seller is further requested to execute the applicable affidavit (either Attachment 1 or 2 hereto) and return the executed copy to Purchaser.  The requests pursuant to this letter shall expire at the time of Closing (as that term is defined in the Purchase Agreement).

Regards,

Attachment 1

AFFIDAVIT

Seller has conducted a reasonably thorough and diligent search for all Documents in its custody or control and the custody and control of its agents, counsel and related parties, and hereby delivers those documents to Purchaser. Seller asserts that to its knowledge there are no Documents that remain in its custody or control, or in the custody or control of its agents, counsel and/or related parties.

_________________________ [Seller] A _____________ company By: _____________________ Name: __________ Title: ______ Date: ___________________ Address: _______________ _______________ _______________

Attachment 2

AFFIDAVIT

Seller has conducted a reasonably thorough and diligent search for all Documents in its custody or control as well as the custody or control of its agents, counsel or related parties, and confirms that to its knowledge no such Documents exist.

_________________________ [Seller] A _____________ company By: _____________________ Name: __________ Title: ______ Date: ___________________ Address: _______________ _______________ _______________

Exhibit D

SELLER ACCOUNT INFORMATION

Purchaser will pay to Seller the amount of Six Hundred Thousand U.S. Dollars (US $600,000) as an administrative convenience by wire transfer into the following accounts:

Such payment is received in these accounts on behalf of Seller.  Payment to such account shall fully satisfy all payment obligations under this Agreement to Seller.  Seller shall be fully responsible for, and Purchaser shall not be liable to Capital Legal Group, PLLC or Seller for any dispute regarding allocation of payment made under this Agreement.

Exhibit E

INVENTOR AGREEMENT

Name: _______________ Address: _____________

_____________, 2013

Lillian Safran Shaked, Adv.
Shaked & Co. Law Offices
Electra Building
98 Yigal Alon St., 15th Fl.
Tel Aviv 67891, Israel
Tel: +972-3-372-1114
Fax: +972-3-372-1115
Email: lillian@shaked-law.com

Re:  Consulting Services for Patents

Dear Sir/Madam:

I am pleased to confirm my engagement by Shaked & Co. Law Offices (the “Firm”) in its capacity for one or more of its clients (the “Company”) to provide certain consulting services (“the Matter”) related to the patents listed on Annex A attached hereto (“the Patent(s)”). I understand the identity of the Company, and its interest in the Patent(s), are both highly confidential.

My  Services

I understand that you may intend my work, opinions, conclusions and communications to be covered by the attorney-client and work product privileges to the extent provided by law, and I will comply with any requests you make of me that are designed to preserve these privileges.  Even in the absence of a specific request, I will take reasonable measures to maintain information relating to the Matter (including this letter) in confidence.  Further, if I am contacted by anyone other than the Firm seeking release of such information, I will immediately notify you and cooperate with your instructions.  In addition, I understand that you will provide me with instructions regarding any document retention or document production procedures you expect me to follow.  I also understand that this agreement will transfer to subsequent counsel in the event that the Firm’s relationship with the Company terminates. I will execute any necessary agreement required to affect such transfer.

I will perform those services or tasks you request which are within my scope or practice relating to the Patent(s), in accordance with this letter agreement.

At your reasonable request, I agree to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable, including without limitation executing an oath or declaration as may be required by law, in connection with any pending or future filed divisions, continuations, reissues, reexaminations, or other applications or counterparts in connection with the Patents (“Future Cooperation”).

Fees and Expenses

My billing rate is $100.00 per hour. Prior to commencing any work hereunder, I will prepare a budget for such work, which will be subject to your prior approval. Subject to our agreement on the budget, I will bill on an hourly basis based on the actual hours worked.  I will bill you on a monthly basis.  My invoices will contain detailed descriptions of the work completed. In addition and subject to your prior approval, out of pocket expenses (including transportation, lodging, meals, communications, supplies, copying, etc.) will be billed at the actual amounts incurred by me and as against presentation of valid receipts therefor.

General Business Terms

All right, title and interest in any deliverables I provide to you, including any work papers, reports or other documents I prepared in the course of this engagement, will become your sole and exclusive property.  I will retain sole and exclusive ownership of all right, title and interest in my work papers, proprietary information, processes, methodologies, know how and software, provided the same existed prior to the commencement of my engagement hereunder and, to the extent the same is of general application, anything which I may discover, create or develop during my provision of services but unrelated to this engagement. To the extent my reports or other documents delivered to you contain my property, I grant you a non-exclusive, royalty-free license to use it in connection with the subject of the engagement. I will fully cooperate with you in order to sign, execute, make and do all such deeds, documents, acts and things as may be required to vest any such ownership rights in your name.

With respect to any information supplied in connection with this engagement and designated by either of us as confidential, or which the other should reasonably believe is confidential based on the subject matter or the circumstances of its disclosure, the other party agrees to protect the confidential information in a reasonable and appropriate manner, and use confidential information only to perform its obligations under this engagement and for no other purpose.

Within 30 days after the conclusion of this engagement, you may request that I (a) return to you all documents or copies of documents that you provided to me as well as work papers, reports or other documents I prepared in the course of this engagement or (b) destroy such materials, as certified to you.  If you do not timely request one of these options for disposition of materials, I may elect either option.  I will have the right to retain a copy of my reports or work papers for internal use, subject to the confidentiality and non-use provisions set forth above.

This engagement letter constitutes the entire understanding and agreement between us with respect to the services described above, supersedes all prior oral and written communications between us, and may be amended, modified or changed only in writing when signed by both parties.

*    *    *    *    *    *

Please indicate your agreement to these terms by signing and returning to me the enclosed copy of this letter.  I appreciate the opportunity to be of service to you and look forward to working with you on this project.

Sincerely,

_________________________
[Name]
[Address]

Acknowledged & Accepted:

_________________________

By:           Lillian Safran Shaked, Adv. for Shaked & Co. Law Offices

Date:           ____________________________________

ANNEX A
THE PATENT(S)

Exhibit F

INVENTOR OATH AND AFFIDAVIT

Declaration for Utility and Design Patent Applications

As a below named inventor, I hereby declare that:

Each inventor’s residence, mailing address, and citizenship are as stated below next to his or her name.

I believe the inventors named below to be the original and first inventor(s) or original, first, and joint inventor(s) of the subject matter which is claimed and for which a patent is sought on the invention entitled

Insert Title:___________________________________________________________

the application of which is attached hereto unless the following is checked

 was filed on  　　　     as United States Application Number  　　　     and was filed on  　　　     as PCT International Application Number  　　　     and was amended on  　　　     (if applicable).

The above-identified application was made or authorized to be made by me.

I hereby state that I have reviewed and understand the contents of the above-identified application, including the claim(s), as amended by any amendment specifically referred to above.

I acknowledge the duty to disclose information which is material to patentability as defined in 37 CFR 1.56, including for continuation-in-part applications, material information which became available between the filing date of the prior application and the national or PCT international filing date of the continuation-in-part application.

I hereby acknowledge that any willful false statement made in this declaration is punishable under section 1001 of title 18 by fine or imprisonment of not more than 5 years, or both.

Hereby executed by the undersigned on the date opposite the undersigned name:

Full Name of Sole/First Inventor

Inventor's Signature                                                           Date

Residence                                                                            Citizenship

(City, State, Country)                                                         (Country)

Mailing Address

Full Name of Second/Joint Inventor

Inventor's Signature                                                            Date

Residence                                                                            Citizenship

(City, State, Country)                                                         (Country)

Mailing Address

Full Name of Third/Joint Inventor

Inventor's Signature                                                           Date

Residence                                                                            Citizenship

(City, State, Country)                                                         (Country)

Mailing Address

Full Name of Fourth/Joint Inventor

Inventor's Signature                                                          Date

Residence                                                                            Citizenship

(City, State, Country)                                                         (Country)

Mailing Address

Full Name of Fifth/Joint Inventor

Inventor's Signature                                                           Date

Residence                                                                            Citizenship

(City, State, Country)                                                        (Country)

Mailing Address

Full Name of Sixth/Joint Inventor

Inventor's Signature                                                           Date

Residence                                                                            Citizenship

(City, State, Country)                                                         (Country)

Mailing Address

Full Name of Seventh/Joint Inventor

Inventor's Signature                                                          Date

Residence                                                                            Citizenship

(City, State, Country)                                                        (Country)

Mailing Address

Exhibit H

TERMINAL DISCLAIMERS

Terminal Disclaimers

[Please list]

Pending US Patent Application	USPTO Confirmation Number

Exhibit I

SELLER AFFILIATES

Hexagon Metrology AB
Hexagon Global Services AB
Hexagon Metrology SAS (merged with Romer SAS 711001)
Hexagon Metrology Kft
Hexagon Metrology Trading Co. Ltd.
Listech Pty Ltd.
Hexagon Metrology Software Services, Inc.
3D Con GmbH
Peeler Pressroom & Abrasive Supply, Inc. (Advanced Metrology Solutions, Inc.)
Technodigit Sarl
Sematec Sarl
Hexagon Metrology Asia Pacific Pte Ltd
Hexagon Metrology Vision Co. Ltd.
Hexagon Metrology Korea LLC
Hexagon Metrology Nordic AB
Hexagon Metrology (India) Private Ltd.
Jingjiang Measuring Tools Co Ltd
Hexagon Metrology SA
Hexagon Metrology Sp.z o.o.
Hexagon Metrology GmbH
Hexagon Metrology Ltd
Hexagon Metrology Oy
Hexagon Holdings (Thailand) Ltd
Hexagon Metrology (Thailand) Ltd
Precision Machining S.r.l
Hexagon Metrology s.r.o.
Hexagon Metrology s.r.o, Slovak Branch
Hexagon Metrology Services Limited
Hexagon Metrology B.V.
Hexagon Metrology (Israel) Ltd. (formerly CogniTens Ltd.)
Hexagon Measurement Technologies Sdn. Bhd.
Hexagon Metrology Makine Ticaret ve Sanayi Lts Sti
Serein Metrology (Shenzhen) Co. Ltd.
Hexagon Metrology Services GmbH (formerly Hexagon Metrology Holdings GmbH)
Hexagon Metrology GmbH
Hexagon Metrology Vision GmbH
Hexagon Metrology PTS GmbH (formerly Messtechnik Wetzlar GmbH Metrology Syst.)
m&h inprocess messtechnik GmbH
m&h Italia S.r.l.
Allen Precision Equipment, Inc.
Scanlaser AB
Scanlaser Limited
Scanlaser Sp. z o.o.
Scanlaser Oy
Svensk Byggnadsgeodesi AB
ViewServe AB
Mikrofyn A/S
Scanlaser GmbH
Leica Geosystems FZE
Leica Geosystems AG

Representative Office of Leica Geosystems AG
Hexagon Geosystems Services AG
IMoSS AG (formerly Geomos AG)
PT Leica Geosystems
Leica Geosystems Korea LLC
Leica Geosystems S.A.
SmartNet Aus Pty Ltd.
NGCOM Solutions Limited
GeoMax AG
Geomax Iberia S.L.
Geomax S.r.l.
Geomax Positioning Systems Private Limited
Z/I Imaging GmbH (formerly Intergraph Z/I Deutschland GmbH)
Polymeca AG
Prexiso AG
Leica Geosystems S.L. (merged with Santiago & Cintra Ibérica S.A.)
Hexagon Metrology Sistemas de Medicao Ltda
Leica Geosystems Ltda
Leica Geosystems Sp. z o.o.
Leica Geosystems Hungary Kft (formerly GeoPro Kft)
Leica Geosystems Austria GmbH
Leica Geosystems Oy (formerly Nilomark Oy)
Leica Geosystems Technologies Pte Ltd.
Leica Geosystems Trade (Beijing) Co. Ltd
GeoMax Surveying Systems (Wuhan) Co. Ltd
Scanlaser SAS (formerly D&P Systems SAS)
(Topo Laser System SAS merged into Scanlaser SAS 2007-12-31)
(Topo Laser System Centre SAS merged into Scanlaser SAS 2007-12-31)
(Topo Laser System Sud-Ouest SAS merged into Scanlaser SAS 2007-12-31)
Geomax SAS
Agatec SAS
GeoMax International GmbH
AGL Corporation
PRIM'TOOLS Ltd
Bridgin Sarl
Elcome Technologies Private Limited
Leica Geosystems (Pty) Ltd.
MicroSurvey Software Inc.
Leica Geosystems Inc
Leica Geosystems Mining, Inc. (formerly Jigsaw Technologies)
Leica Geosystems SAC (formerly Jigsaw Technologies SAC)
Leica Geosystems KAZ Holding AG
Leica Geosystems Kazakhstan Holding AG
Leica Geosystems Kazakhstan LLP
Jigsaw Technologies Ltda
Erdas SA (Ionic Software SA+Ionic Service SA)
Intergraph SG&I India Pvt Ltd (formerly LGS Geospatial Imaging India Pvt Ltd)
Erdas Pty Ltd (formerly Leica Geosystems Geospatial Imaging Pty Ltd)
Leica Geosystems Holdings BV

Leica Geosystems do Brasil Comercio, Importacao e Participacoes Ltda (formerly Leica Geosystems do Brasil Participacoes Societárias Ltda)
Geomax do Brasil Importacao, Comercio e Locacao de Equipamentos de Engenharia Ltda (formerly Equipotopo)
Leica Geosystems A/S
Leica Geosystems AB
Leica Geosystems AS
Leica Geosystems SpA
Leica Geosystems Sarl
Topocenter SAS
Leica Geosystems GmbH Vertrieb
Leica Geosystems Ukraine LLC
Sistem - Solutions
Leica Geosystems Limited
Cable Detection Limited
Leica Geosystems B.V.
Leica Geosystems N.V.
Leica Geosystems SA de CV
Leica Geosystems Ltd
Leica Geosystems Ltd
Leica Geosystems (Shanghai) Co. Ltd
Hexagon Geosystems (Wuhan) Co. Ltd Hexagon Geosystems (Qingdao) Co. Ltd
Leica Geosystems KK
Leica Geosystems Pty Ltd
Intergraph Security, Government & Infrastructure Pte Ltd (formerly Leica Geosystems (Singapore))
Hexagon Holdings Inc (merged, surviver)
(Leica Geosystems Holdings Inc)
Xygent, Inc
Hexagon Metrology Asia Ltd
Hexagon Metrology, Inc.
Hexagon Technology Center GmbH
NovAtel, Inc.
Brilliant Telecommunications, Inc.
NovAtel Europe Ltd
NovAtel Australia Pty
NovAtel America, Inc.
Antcom Corporation
GOPS Servicios de Consultatoria S.A. (inactive)
Mezure, Inc. (in liquidation)
Intergraph Holding Company Intergraph Software Technology (Qingdao) Co. Ltd
Intergraph Corporation
Intergraph Benelux B.V.
Intergraph Belgium N.V.
Intergraph Holding Deutschland GmbH
Intergraph SG&I Deutschland GmbH
Intergraph PP&M Deutschland GmbH
Intergraph SG&I Russia GmbH
Intergraph PP&M Russia GmbH
Intergraph PP&M Russia LLC

Intergraph Portugal Sistemas de Computacao Grafica, Ltda
Intergraph Sverige AB
Intergraph Ges. m.b.H.
Intergraph Denmark A/S
Intergraph Polska Sp. z o.o.
Intergraph CS s.r.o.
L&L Limited
Alias Limited
Intergraph European Manufacturing LLC
Intergraph DC Corporation - Subsidiary 3
Daxix Italia S.r.l.
Intergraph UK Limited
Intergraph Corporation NZ Ltd.
International Public Safety Pty Ltd.
Intergraph Public Safety NZ Ltd.
Intergraph PP&M Australia Pty Ltd. (formerly A.C.N. 076 635 259 Pty Ltd)
Intergraph Corporation Pty Ltd.
M&S Computing Investments, Inc.
Intergraph DISC, Inc.
Intergraph Virgin Islands, Inc.
Worldwide Services, Inc.
Intergraph Italia LLC
Intergraph France SAS
Intergraph Norge AS
Intergraph Switzerland AG
Intergraph Finland Oy
Intergraph Espana S.A.
Intergraph Israel Software Development Center Ltd
Intergraph Corporation Taiwan
Intergraph Hong Kong Limited
Intergraph Greater China Ltd.
Intergraph de Mexico S.A.
Intergraph Consulting Private Limited
Intergraph Consulting, Inc.
Intergraph Asia Pacific, Inc.
Mappoint Asia
Intergraph China, Inc.
Intergraph Systems (Shenzen) Co. Ltd.
Intergraph Canada Ltd.
Intergraph Japan K.K.
Intergraph Systems Southern Africa
Intergraph Australia Holdings Pty Ltd
Intergraph Korea Ltd.
Intergraph Improved Properties Management, Inc.
Intergraph Improved Properties LLC
Intergraph Unimproved Properties LLC
Intergraph Cadworx & Analysis Solutions Holdings, Inc.
Intergraph Cadworx & analysis Solutions Intermediary Holdings, Inc.
Atheeb Intergraph Saudi Corporation

Transparent Language, Inc.
Intergraph Servicios de Venezuela C.A.
Intergraph Canada Limited
Atheeb Intergraph Saudi Company
Intergraph Hellas S.A.
Intergraph (Middle East) LLC
Intergraph Government Solutions Corporation
Intergraph Services Company
Erdas Inc. (formerly Leica Geosystems Geospatial Imaging, LLC)
Intergraph PP&M US Holdings, Inc.
Intergraph Process Power & Offshore Pte Ltd
Intergraph Process Power & Offshore (M) Sdn. Bhd.
Intergraph Process and Building Solutions Philippines, Inc.
Intergraph Process Power & Marine Ireland Ltd.
Johnson Industries AB
Nordic Brass AB
SwePart AB
SwePart Transmission AB
EBP i Olofström AB
Hexagon Technology AB
Hexagon Intergraph AB (formerly Hexagon Fastighets AB)
Clever Together AB
Röomned AB
Hexagon Förvaltning AB
Tecla AB
Östgötaeken AB
myVR Software AS